UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 14, 2011, CommScope, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Cedar I Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and direct wholly-owned subsidiary of Cedar I Holding Company, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated October 26, 2010, by and among the Company, Parent, and Merger Sub (the “Merger Agreement”). As a result of the Merger, the Company is now a direct wholly-owned subsidiary of Parent. Parent is affiliated with The Carlyle Group (“Carlyle”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on January 14, 2011 that each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”) was cancelled and automatically converted into the right to receive $31.50 per share in cash, without interest (other than (i) shares held by the Company, Parent, Merger Sub or their subsidiaries and (ii) shares for which appraisal rights have been perfected), and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Common Stock on the NYSE was suspended prior to the opening of trading on January 14, 2011. The NYSE filed the Form 25 with the SEC on January 14, 2011.

Item 3.03	Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each outstanding share of Common Stock (other than (i) shares held by the Company, Parent, Merger Sub or their subsidiaries and (ii) shares for which appraisal rights have been perfected) was cancelled and automatically converted into the right to receive $31.50 in cash, without interest and less any applicable withholding taxes.

At the effective time and as a result of the Merger, the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) to the First Supplemental Indenture, dated as of May 28, 2009, to the Subordinated Indenture, dated as of May 28, 2009, by and between the Company and U.S. Bank National Association as Trustee, which governs the Company’s 3.25% Senior Subordinated Convertible Notes due 2015 (each, a “Note”). As a result of the Merger and subject to the terms and conditions of the First Supplemental Indenture, any holder of Notes could elect to convert its Notes into cash, tender its Notes for purchase, or continue to hold its Notes. Outstanding Notes not converted into cash or otherwise tendered for purchase are subject to the Supplemental Indenture. Pursuant to the Supplemental Indenture, the right to convert Notes into Common Stock was changed into a right to convert Notes into a cash amount equal to (x) the principal amount of the Notes tendered for conversion divided by $1,000 multiplied by 41.6605 and (y) multiplied by $31.50.

A copy of the Supplemental Indenture is attached as Exhibit 3.3 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

On January 14, 2011, Parent consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and a direct wholly-owned subsidiary of Parent. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in the first paragraph of Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

The aggregate purchase price paid for all equity securities of the Company was approximately $3.5 billion. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt securities, as well as by equity financing from Carlyle.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All of the members of the Board of Directors of the Company prior to the Merger voluntarily resigned from the Company’s Board of Directors and all committees thereof, effective as of the effective time of the Merger. The members of the Board of Directors of the Company immediately after consummation of the Merger are Claudius E. Watts, IV and Campbell R. Dyer. As of the first business day after the closing of the Merger, pursuant to agreements entered into as of the closing of the Merger, the Company will take action, including (as applicable) an amendment of its bylaws to be effective on such date, to increase the size of the Board of Directors from two (2) to eight (8) and to appoint to the Board of Directors (i) the following five (5) additional designees of Carlyle: Marco DeBenedetti, Stephen C. Gray, L. William Krause, Peter J. Clare and Frank M. Drendel (as non-executive chairman); and (ii) Marvin S. Edwards, Jr. as the senior ranking executive officer of the Company. In addition, Claudius E. Watts, IV and Campbell R. Dyer will remain on the Board of Directors as designees of Carlyle.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, on January 14, 2011, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement and as described in the proxy statement for the special meeting of stockholders of the Company filed with the Securities and Exchange Commission on December 6, 2010.

A copy of the amended and restated certificate of incorporation and bylaws of the Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of CommScope, Inc.

3.2	Second Amended and Restated Bylaws of CommScope, Inc.

3.3

Supplemental Indenture dated as of January 14, 2011, to the First Supplemental Indenture dated as of May 28, 2009, to the Subordinated Indenture dated as of May 28, 2009, by and between the Company and U.S. Bank National Association as Trustee.

99.1	CommScope, Inc. press release dated January 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: January 14, 2011

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Name: Jearld L. Leonhardt
Title: Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of CommScope, Inc.

3.2	Second Amended and Restated Bylaws of CommScope, Inc.

3.3	Supplemental Indenture dated as of January 14, 2011, to the First Supplemental Indenture dated as of May 28, 2009, to the Subordinated Indenture dated as of May 28, 2009, by and between the Company and U.S. Bank National Association as Trustee.

99.1	CommScope, Inc. press release dated January 14, 2011.